Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces First Quarter Fiscal 2022 Results

Net Income of $18.3 Million, or $0.49 Per Diluted Share
Adjusted Net Income of $0.46 Per Diluted Share,
a 12% Increase from Last Year
Adjusted EBITDA of $23.3 Million,
a 9% Increase from Last Year
Total AUM Grows to $33.4 Billion, with
Managed Private Real Estate Capital AUM Growing to $3.2 Billion
____________________________________________________________________________
Newton, MA (January 27, 2022). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended December 31, 2021.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the first quarter fiscal 2022 results:
“During the first fiscal quarter, RMR reported management and advisory services revenues of $46.0 million, an increase of 11% from last year, despite the continued impact of COVID-19 variants across many aspects of our clients’ businesses. Similarly, adjusted earnings per share and Adjusted EBITDA increased 12% and 9%, respectively, over the prior year. This growth was driven primarily by increases in the enterprise values of our Managed Equity REITs, the expanded scale of Sonesta leading to greater business management fees and increased client redevelopment activities leading to higher construction management fees.
This quarter, RMR made significant progress in growing its private capital assets under management, announcing approximately $1.9 billion of private capital transactions. In addition, the pending Monmouth industrial real estate transaction valued at approximately $4.0 billion is expected to be partly funded with private capital raised from large institutional joint venture partners. Not only do these transactions grow RMR’s assets under management, but they also highlight RMR’s alignment with our clients’ shareholders by expanding their access to capital and growth opportunities with high quality assets.
With over $181 million of cash and no debt, we remain well positioned to pursue a range of capital allocation strategies, with a primary focus on driving private capital growth across the platform.”
First Quarter Fiscal 2022 Highlights:
•As of December 31, 2021, The RMR Group LLC had $33.4 billion of assets under management, or AUM, compared to $32.1 billion as of December 31, 2020.

•Total management and advisory services revenues for the quarter ended December 31, 2021 were $46.0 million, compared to $41.3 million for the quarter ended December 31, 2020.
•The RMR Group LLC’s AUM and management and advisory services revenues by source are as follows (dollars in thousands):

			Total
			Management
			and Advisory
	AUM		Services Revenues
As of or for the Three Months Ended December 31, 2021
Managed Public Real Estate Capital (1)	$28,224,926	84.4%	$36,992	80.4%
Managed Private Real Estate Capital (2)	3,213,978	9.6%	2,453	5.3%
Managed Operating Companies (3)	2,000,706	6.0%	6,570	14.3%
Total	$33,439,610	100.0%	$46,015	100.0%

As of or for the Three Months Ended December 31, 2020
Managed Public Real Estate Capital (1)	$28,846,470	89.8%	$33,866	81.9%
Managed Private Real Estate Capital (2)	1,332,336	4.1%	1,829	4.5%
Managed Operating Companies (3)	1,950,548	6.1%	5,638	13.6%
Total	$32,129,354	100.0%	$41,333	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Seven Hills Realty Trust (SEVN) and, until its merger with and into SEVN on September 30, 2021, Tremont Mortgage Trust (TRMT).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate, some of which certain of the Managed Equity REITs own minority interests.
(3)    Managed Operating Companies include: AlerisLife Inc. (formerly known as Five Star Senior Living Inc.) (ALR), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•No incentive business management fees were earned for the 2021 or 2020 calendar years from the Managed Equity REITs based upon the three year measurement periods ended December 31, 2021 and 2020, respectively.
•For the three months ended December 31, 2021, net income was $18.3 million and net income attributable to The RMR Group Inc. was $8.0 million, or $0.49 per diluted share, compared to net income of $19.8 million and net income attributable to The RMR Group Inc. of $8.9 million, or $0.51 per diluted share, for the three months ended December 31, 2020.
•For the three months ended December 31, 2021, adjusted net income attributable to The RMR Group Inc. was $7.6 million, or $0.46 per diluted share, compared to $6.9 million, or $0.41 per diluted share, for the three months ended December 31, 2020. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.5 million, or $0.03 per diluted share, of unrealized gains on our equity method investments in SEVN and TA.
•For the three months ended December 31, 2021, Adjusted EBITDA was $23.3 million, Operating Margin was 43.7% and Adjusted EBITDA Margin was 48.2%, compared to Adjusted EBITDA of $21.4 million, Operating Margin of 33.2% and Adjusted EBITDA Margin of 49.0% for the three months ended December 31, 2020.
•As of December 31, 2021, The RMR Group Inc. had $181.9 million in cash and cash equivalents with no outstanding debt obligations.

Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Operating Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended December 31, 2021 and 2020 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at SEVN. Upon deconsolidation from a Managed Equity REIT, the respective real estate and related assets are characterized as Managed Private Real Estate Capital and their historical cost represents the fair value of the real estate at the time of deconsolidation.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Friday, January 28, 2022 at 10:00 a.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal first quarter ended December 31, 2021 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, February 4, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9199832.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal first quarter ended December 31, 2021 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

About The RMR Group Inc.
The RMR Group (Nasdaq: RMR) is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by nearly 600 real estate professionals in over 30 offices nationwide who manage over $33 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Revenues:
Management services (1)	$44,897	$40,747
Advisory services	1,118	586
Total management and advisory services revenues	46,015	41,333
Reimbursable compensation and benefits	14,397	13,225
Reimbursable equity based compensation	1,598	3,003
Other reimbursable expenses	119,558	99,385
Total reimbursable costs	135,553	115,613
Total revenues	181,568	156,946

Expenses:
Compensation and benefits	31,791	29,494
Equity based compensation	2,219	3,561
Separation costs	—	4,159
Total compensation and benefits expense	34,010	37,214
General and administrative	7,671	6,260
Other reimbursable expenses	119,558	99,385
Transaction and acquisition related costs	—	117
Depreciation and amortization	236	238
Total expenses	161,475	143,214
Operating income	20,093	13,732
Interest and other income	57	231
Equity in earnings of investees	—	424
Unrealized gain on equity method investments accounted for under the fair value option	1,196	8,122
Income before income tax expense	21,346	22,509
Income tax expense	(3,054)	(2,756)
Net income	18,292	19,753
Net income attributable to noncontrolling interest	(10,250)	(10,856)
Net income attributable to The RMR Group Inc.	$8,042	$8,897

Weighted average common shares outstanding - basic (2)	16,325	16,252
Weighted average common shares outstanding - diluted (2)	31,325	31,252

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.49	$0.54
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.49	$0.51

See Notes beginning on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)    Includes base business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of December 31, 2021 and 2020, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of December 31,
REIT	Primary Strategy	2021	2020
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,457,630	$4,523,958
ILPT	Industrial and logistics properties	1,897,426	1,963,013
OPI	Office properties primarily leased to single tenants, including the government	3,813,203	3,340,627
SVC	Hotels and net lease service and necessity-based retail properties	8,651,159	8,158,795
		$18,819,418	$17,986,393
(a)    The basis on which base business management fees are calculated for the three months ended December 31, 2021 and 2020 may differ from the basis at the end of the periods presented in the table above. As of December 31, 2021, the market capitalization was lower than the historical cost of assets under management for DHC, OPI and SVC. The historical cost of assets under management for DHC, OPI and SVC as of December 31, 2021, were $7,364,743, $6,117,252 and $12,306,220, respectively. For ILPT, the historical cost of assets under management were lower than its market capitalization of $2,470,395 as of December 31, 2021.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three months ended December 31, 2021 and 2020, the assumed redemption is dilutive to earnings per share as presented in the table below. The calculation of basic and diluted EPS is as follows:

	Three Months Ended December 31,
	2021	2020
Numerators:
Net income attributable to The RMR Group Inc.	$8,042	$8,897
Income attributable to unvested participating securities	(78)	(78)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	7,964	8,819
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	78	78
Add back: net income attributable to noncontrolling interest	10,250	10,856
Add back: income tax expense	3,054	2,756
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(6,064)	(6,515)
Net income used in calculating diluted EPS	$15,282	$15,994

Denominators:
Common shares outstanding	16,485	16,396
Unvested participating securities	(160)	(144)
Weighted average common shares outstanding - basic	16,325	16,252
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	15,000
Weighted average common shares outstanding - diluted	31,325	31,252

Net income attributable to The RMR Group Inc. per common share - basic	$0.49	$0.54
Net income attributable to The RMR Group Inc. per common share - diluted	$0.49	$0.51
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in estimated tax rates of 28.4% and 28.9% for the three months ended December 31, 2021 and 2020, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)
The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended December 31, 2021 and 2020 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.
The following tables present the impact of certain individually significant items on the financial results for the three months ended December 31, 2021 and 2020, assuming the redemption of the noncontrolling interest’s 15,000 Class A Units is dilutive to earnings per share as presented in Note 2 on page 7:

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended December 31, 2021:
Net income attributable to The RMR Group Inc.	$8,042	$10,250	$3,054	$21,346	$(6,064)	$15,282	31,325	$0.49
Unrealized gain on equity method investments accounted for under the fair value option	(455)	(570)	(171)	(1,196)	340	(856)	31,325	(0.03)
Adjusted net income attributable to The RMR Group Inc.	$7,587	$9,680	$2,883	$20,150	$(5,724)	$14,426	31,325	$0.46

Three Months Ended December 31, 2020:
Net income attributable to The RMR Group Inc.	$8,897	$10,856	$2,756	$22,509	$(6,515)	$15,994	31,252	$0.51
Income tax benefit (2)	(520)	—	520	—	(520)	(520)	31,252	(0.02)
Unrealized gain on equity method investment accounted for under the fair value option	(3,059)	(3,881)	(1,182)	(8,122)	2,351	(5,771)	31,252	(0.18)
Separation costs	1,567	1,987	605	4,159	(1,204)	2,955	31,252	0.10
Transaction and acquisition related costs	44	56	17	117	(34)	83	31,252	—
Adjusted net income attributable to The RMR Group Inc.	$6,929	$9,018	$2,716	$18,663	$(5,922)	$12,741	31,252	$0.41
(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 28.4% and 28.9% for the three months ended December 31, 2021 and 2020, respectively.
(2)    Represents the income tax benefit recorded during the three months ended December 31, 2020 as a result of final tax regulations released in December 2020 establishing the effective date as it relates to the deductibility of certain executive compensation. The final regulations provided that the application of the limit applies to deductions after December 18, 2020. As such, during the three months ended December 31, 2020, The RMR Group Inc. reduced its provision for income taxes for limitations applied prior to the effective date by $520.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$18,292	$19,753
Income tax expense	3,054	2,756
Depreciation and amortization	236	238
EBITDA	21,582	22,747
Other asset amortization	2,354	2,354
Operating expenses paid in the form of The RMR Group Inc.'s common shares	621	558
Separation costs	—	4,159
Transaction and acquisition related costs	—	117
Straight line office rent	(66)	15
Unrealized gain on equity method investments accounted for under the fair value option	(1,196)	(8,122)
Equity in earnings of investees	—	(424)
Distributions from equity method investment	—	17
Adjusted EBITDA	$23,295	$21,421

Calculation of Operating Margin:
Total management and advisory services revenues	$46,015	$41,333
Operating income	$20,093	$13,732
Operating Margin	43.7%	33.2%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$48,369	$43,687
Adjusted EBITDA	$23,295	$21,421
Adjusted EBITDA Margin	48.2%	49.0%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$23,295	$21,421
Less: Tax distributions to members (4)	(4,158)	(5,855)
Adjusted EBITDA less Cash Tax Obligation	$19,137	$15,566
Common share distributions	$10,764	$10,730
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended December 31, 2021 and 2020, required to be recognized as a reduction to management services revenues in accordance with GAAP.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three months ended December 31, 2021 and 2020, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended December 31,
	2021	2020
RMR LLC tax distributions to The RMR Group Inc.	$2,179	$3,035
RMR LLC tax distributions to non-controlling interest	1,979	2,820
Total RMR LLC tax distributions to members	$4,158	$5,855

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$181,887	$159,835
Due from related parties	83,911	88,661
Prepaid and other current assets	4,932	6,021
Total current assets	270,730	254,517

Property and equipment, net	2,157	2,218
Due from related parties, net of current portion	25,022	14,331
Equity method investments accounted for under the fair value option	40,672	39,476
Goodwill and intangible assets, net of amortization	2,084	2,094
Operating lease right of use assets	31,607	32,293
Deferred tax asset	18,173	18,671
Other assets, net of amortization	131,957	134,311
Total assets	$522,402	$497,911

Liabilities and Equity
Current liabilities:
Other reimbursable expenses	$57,238	$55,115
Accounts payable and accrued expenses	22,313	15,027
Operating lease liabilities	5,057	4,922
Employer compensation liability	5,057	6,076
Total current liabilities	89,665	81,140

Operating lease liabilities, net of current portion	28,261	29,148
Amounts due pursuant to tax receivable agreement, net of current portion	25,577	25,577
Employer compensation liability, net of current portion	25,022	14,331
Total liabilities	168,525	150,196

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,485,011 and 15,485,236 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	110,523	109,910
Retained earnings	329,987	321,945
Cumulative common distributions	(243,030)	(236,766)
Total shareholders’ equity	197,511	195,120
Noncontrolling interest	156,366	152,595
Total equity	353,877	347,715
Total liabilities and equity	$522,402	$497,911

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that during the first fiscal quarter, management and advisory services revenues of $46.0 million increased 11% from last year, despite the continued impact of COVID-19 variants across many aspects of The RMR Group Inc.’s clients’ businesses. Mr. Portnoy also states that similarly, adjusted earnings per share and Adjusted EBITDA increased 12% and 9%, respectively, over the prior year, and that this growth was driven primarily by increases in the enterprise values of its Managed Equity REITs, the expanded scale of Sonesta leading to greater business management fees and increased client redevelopment activities leading to higher construction management fees. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues, adjusted earnings per share and Adjusted EBITDA in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and economic conditions could deteriorate for a prolonged period and negatively impact The RMR Group Inc.’s and its clients’ businesses operating and financial results;
•Mr. Portnoy states that this quarter, The RMR Group Inc. has made significant progress in growing its private capital assets under management, announcing approximately $1.9 billion of private capital transactions. In addition, Mr. Portnoy states that the pending Monmouth industrial real estate transaction valued at approximately $4.0 billion is expected to be partly funded with private capital raised from large institutional joint venture partners. Mr. Portnoy also states that not only do these transactions grow The RMR Group Inc.’s assets under management, but they also highlight its alignment with its clients’ shareholders by expanding their access to capital and growth opportunities with high quality assets. These statements may imply that the $1.9 billion of private capital transactions will be successful and that they will benefit those companies and The RMR Group Inc. as a result. However, these transactions may not be successful and the fees earned from clients may decline or not meet expectations as a result. In addition, the pending Monmouth transaction is subject to customary closing conditions, including shareholder approval. There can be no assurance that the acquisition will close on the current terms, anticipated timing or at all, or that the transaction will be partly funded with private capital raised from large institutional joint venture partners as expected. Further, there can be no assurance that these transactions will grow The RMR Group Inc.’s assets under management or highlight The RMR Group Inc.’s alignment with its clients’ shareholders by expanding their access to capital and growth opportunities with high quality assets; and
•Mr. Portnoy states that The RMR Group Inc. has over $181 million of cash and no debt, and that it remains well positioned to pursue a range of capital allocation strategies, with a primary focus on driving private capital growth across the platform. This statement may imply that The RMR Group Inc. will successfully identify and execute one or more capital allocation strategies, including continued growth of its private capital business, and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders. However, identifying and executing on capital allocation strategies are subject to various uncertainties and risks and any benefits that may be realized may take an extended period to be realized. In addition, The RMR Group Inc. may elect to not continue pursuing a capital allocation strategy or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.

Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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